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                                                                EXHIBIT 23(a)

                        INDEPENDENT AUDITORS' CONSENT

             We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 33-61626 on Form S-3,
   Amendment No. 1 to Registration Statement No. 33-51957 on Form S-4 and Registration Statement No. 33-56619 on Form S-4 of
   Sensormatic Electronics Corporation of our report dated May 18, 1994 (December 29, 1994 as to Notes 2, 7, 8 and 11) appearing in this Current Report on Form 8-K of Sensormatic Electronics Corporation dated December 29, 1994 as to the consolidated financial statements of Knogo Corporation and subsidiaries for the year ended
   February 28, 1994.

   Deloitte & Touche LLP
   Jericho, New York
   January 9, 1995